Exhibit 16.1

Letter regarding change in certifying accountant

                       [LETTERHEAD OF GRANT THORNTON LLP]

November 13, 2000

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Total Entertainment Restaurant Corp.
      File No. 000-22753

Gentlemen:

We have read Item 4 of the From 8-K dated November 9, 2000, of Total Entertainment Restaurant Corp. and agree with the statements contained therein.

Very truly yours,


/s/ Grant Thornton LLP
----------------------
Grant Thornton LLP